Exhibit 99.1
Form 4 Joint Filer Information
Name:                        Sloan Group Ltd.
Address:                        c/o Cay House
                        P.O. Box N-7776
                        Lyford Cay, New Providence, Bahamas
Designated Filer:                Sloan Acquisition Corp.
Issuer &
Tickler Symbol:                        BayCorp Holdings, Ltd. (MWH)
Date of Event
Requiring
Statement:                        November 10, 2005
Signature:                        By:        /s/ Jefferson R. Voss

Name:                        Joseph Lewis
Address:                        c/o Cay House
                        P.O. Box N-7776
                        Lyford Cay, New Providence, Bahamas

Designated Filer:                Sloan Acquisition Corp.
Issuer &
Tickler Symbol:                        BayCorp Holdings, Ltd. (MWH)
Date of Event
Requiring
Statement:                        November 10, 2005
Signature:                        By:        /s/ Joseph Lewis